UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 3, 2017

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Appointment of Daniel B. Silvers and Lawrence A. Cunningham
On March 3, 2017, the Board of Directors (the “Board”) of Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), voted to increase the size of the Board from eight to ten members. Additionally, on March 3, 2017, the Board appointed Daniel B. Silvers and Lawrence A. Cunningham to the Board. Mr. Silvers and Mr. Cunningham were appointed pursuant to the settlement agreement, dated February 16, 2017 (the “Settlement Agreement”) between Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC and John Petry (collectively, “Sessa”). Under the Settlement Agreement, the Company agreed to appoint to the Board two of the five individuals Sessa previously sought to nominate as directors of the Company.
On March 7, 2017, Mr. Silvers and Mr. Cunningham each received a grant of 800 shares of the Company’s restricted stock pursuant to the Company’s 2013 Equity Incentive Plan, which represents the Company’s annual grant of restricted stock to its non-employee directors pro-rated for Mr. Silvers’ and Mr. Cunningham’s time spent on the Board prior to the Company’s 2017 annual shareholder meeting. Mr. Silvers and Mr. Cunningham will each receive the standard compensation package paid to each of the non-employee members of the Board, including a $55,000 annual retainer, which will be pro-rated for Mr. Silvers’ and Mr. Cunningham’s time spent on the Board prior to the Company’s 2017 annual shareholder meeting.
In connection with these appointments, Mr. Silvers and Mr. Cunningham have entered into the Company’s form indemnification agreement for directors and executive officers, which provides for indemnification by the Company to the maximum extent permitted by Maryland law and is in addition to protections provided in the Company’s charter and bylaws. Under the form indemnification agreement, directors and executive officers will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against such directors and executive officers in connection with their duties. The foregoing summary is qualified in its entirety by reference to the form indemnification agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.
Mr. Silvers and Mr. Cunningham have not been appointed to any committees of the Board. There are no arrangements or understandings between Mr. Silvers and Mr. Cunningham and any other person pursuant to which they were selected to serve as directors other than the arrangements contained in the Settlement Agreement as described herein. Neither Mr. Silvers, Mr. Cunningham nor any of their related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number     Exhibit Description

10.1	Form of Indemnification Agreement between Ashford Hospitality Prime, Inc. and each of its executive officers and directors.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 8, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel